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                                                                Exhibit 23.3


                         [ERNST & YOUNG LLP LETTERHEAD]



                             CONSENT OF ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 7, 1995, except as to the information dated May 30, 1995, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-01395) and related Prospectus of PacificAmerica Money Center, Inc. (formerly known as Pacific United Group, Inc.) dated June 12, 1996.



                                                /s/ Ernst & Young LLP


Los Angeles, California
June 12, 1996